Exhibit 10.2

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), is made and entered into as of this 18th day of March, 2021, by and among Oravax Medical Inc., a Delaware corporation (the “Company”) and those certain stockholders of the Company listed on Schedule A (together with any subsequent stockholders or holders of options to acquire shares of the capital stock of the Company, or any transferees, who become parties hereto as “Stockholders” pursuant to Subsections 8.1 or 8.2 below, the “Stockholders”).

RECITALS

The parties desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Capital Stock of the Company held by them will be voted in connection with an acquisition of the Company or the election of directors to the board of directors of the Company (the “Board”) and certain other matters contemplated hereby.

AGREEMENT

NOW, THEREFORE, the Company and the Stockholders each hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

1.1 “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, officer, director, or managing member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

1.2 “Akers” means Akers Biosciences, Inc.

1.3 “Capital Stock” means (a) shares of common stock of the Company, par value $0.001 per share (“Common Stock”) (whether now outstanding or hereafter issued in any context), (b) shares of preferred stock of the Company (whether now outstanding or hereafter issued in any context) and (c) and all other securities of the Company which may be exchangeable for, convertible into or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

1.4 “Charter” means that certain Certificate of Incorporation, filed with the Secretary of State of Delaware on March 10, 2021, as amended from time to time.

1.5 “Company Notice” means written notice from the Company notifying the Stockholders that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Stockholder Transfer.

1.6 “Contribution Agreement” means that certain Contribution and Assignment Agreement, dated as of the date hereof, by and among the Company, Akers and Cystron Biotech LLC (“Cystron”).

1.7  “Deemed Liquidation Event” means each of the following events, unless the Requisite Stockholders elect otherwise by written consent sent to the Company at least 10 days prior to the effective date of any such event: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its Capital Stock pursuant to such merger, or consolidation, except, any such merger or consolidation involving the Company or a subsidiary in which the shares of Capital Stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of Capital Stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the Capital Stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, or (b) (i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except, in each case, where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.8 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.9 “Going Public Event” means (i) the IPO or (ii) any other listing of the Company’s shares on a national securities exchange (including, without limitation, a Spin Off).

1.10 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.11 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.12 “Oramed” means Oramed Pharmaceuticals, Inc. or one of its Affiliates.

1.13 “Oramed License Agreement” means that certain license agreement, dated as of the date hereof, by and among the Company, Oramed Pharmaceuticals, Inc. and one of its Affiliates for the development of an oral delivery system for that certain vaccine candidate described in the License Agreement (as such term is defined in the Contribution Agreement).

1.14 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.15 “Premas Parties” means Premas Biotech PVT Ltd., Cutter Mill Capital LLC and Run Ridge LLC.

1.16 “Proposed Stockholder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Stockholder; provided, that a Proposed Stockholder Transfer shall not include any merger, consolidation or like transfer effected pursuant to a vote of the holders of Capital Stock of the Company.

1.17 “Proposed Transfer Notice” means written notice from a Stockholder setting forth the terms and conditions of a Proposed Stockholder Transfer.

1.18 “Prospective Transferee” means any person to whom a Stockholder proposes to make a Proposed Stockholder Transfer.

1.19 “Qualified Financing” has the meaning set forth in the Contribution Agreement.

1.20 “Requisite Stockholders” means the Stockholders holding at least a majority of the voting power of Common Stock, voting as a single class on an as-converted basis.

1.21 “Right of Co-Sale” means the right, but not an obligation, of a Stockholder to participate in a Proposed Stockholder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.22 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Stockholder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.23 “Shares” means Capital Stock that is outstanding.

1.24 “Secondary Notice” means written notice from the Company notifying the Stockholders that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Stockholder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.25 “Secondary Refusal Right” means the right, but not an obligation, of each Stockholder to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Stockholders) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.26 “Spin Off” means the distribution of all or a portion of the shares of Common Stock owned by Akers to Akers’ stockholders on a pro rata basis and which results in the listing of the Common Stock on a national securities exchange.

1.27 “Transfer Stock” means shares of Capital Stock owned by a Stockholder or issued to a Stockholder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

1.28 “Undersubscription Notice” means written notice from a Stockholder notifying the Company and the other Stockholders that such Stockholder intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

1.29 “Sale of the Company” means either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires shares of the Company from a Person other than the Company and, after such transaction or series of related transactions, holds more than fifty percent (50%) of the outstanding voting power of the Company; or (b) a transaction that qualifies or would qualify as a Deemed Liquidation Event.

1.30 “Stockholder Notice” means written notice from any Stockholder notifying the Company and the selling Stockholder(s) that such Stockholder intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Stockholder Transfer.

2. Voting Provisions Regarding the Board and Other Matters.

2.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares now owned or hereafter acquired by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at three (3) directors. Each Stockholder agrees to attend, in person or by proxy, all meetings of stockholders called for the purpose of this Subsection 2.1 and to take all actions, including, but not limited to, the nomination of specified persons, the execution of written consents and the calling of a stockholder meeting for the purpose of this Subsection 2.1.

2.2 Board Composition. Each of the Stockholders hereby agrees to vote all of its Shares now owned or hereafter acquired by such Stockholder (and to attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agrees to take all actions (including, but not limited, the nomination of specified persons, the execution of written consents and the calling of a stockholder meeting for the purpose of electing such specified persons), to elect and maintain the following persons as directors on the Board:

(a) Two (2) persons designated from time to time by Oramed, for so long as Oramed continues to beneficially own greater than 25% of the fully diluted capitalization of the Company; provided that one of such persons will be the then-existing chief executive officer of Oramed who shall serve as the chairman of the Board; and

(b) One (1) person designated from time to time by Akers (such director referred to as “Akers Designee”); provided, however, that, on or after the third (3rd) anniversary of the date hereof, Akers shall not have the right to designate the Akers Designee and each of the Stockholders shall be entitled to remove the Akers Designee pursuant to Subsection 2.4.

2.3 Failure to Designate a Board Member. In the absence of any designation from the applicable Stockholder(s), the director previously designated by them and then serving shall be reelected if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

2.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all of its Shares now owned or hereafter acquired by such Stockholder or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions (including, but not limited to, the execution of written consents and the calling of a stockholder meeting) to ensure that:

(a) no director elected pursuant to Subsections 2.2 or 2.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the Requisite Stockholders; or (ii) the Stockholders originally entitled to designate or approve such director pursuant to Subsection 2.2 are no longer so entitled to designate or approve such director;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 2.2 or 2.3 shall be filled pursuant to the provisions of this Section 2; and

(c) upon the request of the Requisite Stockholders to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 2, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

2.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.6 Other Matters. In addition to the election of directors contemplated by this Section 2, each Stockholder also agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary, in the same manner and to the same extent as directed by the Requisite Stockholders.

3. “Bad Actor” Matters.

3.1 Definitions. For purposes of this Agreement:

(a) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b) “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c) “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(d) “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

3.2 Representations. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (a) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (b) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (c) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Stockholder makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Stockholder solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Stockholder are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security. The Company hereby represents and warrants to the Stockholders that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

3.3 Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (a) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (b) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (c) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (d) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 2, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

4. Agreement Among the Company and the Stockholders.

4.1 Right of First Refusal.

(a) Grant. Subject to the terms of Subsections 4.2 and 4.4 below, each Stockholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Stockholder may propose to transfer in a Proposed Stockholder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Stockholder proposing to make a Proposed Stockholder Transfer must deliver a Proposed Transfer Notice to the Company and each other Stockholder not later than forty-five (45) days prior to the consummation of such Proposed Stockholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Stockholder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Stockholder Transfer. To exercise its Right of First Refusal under this Subsection 4.1, the Company must deliver a Company Notice to the selling Stockholder and the other Stockholders within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Stockholder with the Company that contains a preexisting right of first refusal, the Company and the Stockholder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Subsection 4.1(a) and this Subsection 4.1(b). In the event of a conflict between this Agreement and the Company’s Bylaws, as amended, containing a preexisting right of first refusal, the terms of the Bylaws, as amended, will control and compliance with the Bylaws, as amended, shall be deemed compliance with Subsection 4.1(a) and this Subsection 4.1(b).

(c) Grant of Secondary Refusal Right to the Stockholders. Subject to the terms of Section 4.4 below, each Stockholder hereby unconditionally and irrevocably grants to the other Stockholders a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 4.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Stockholder Transfer, the Company must deliver a Secondary Notice to the selling Stockholder and to each other Stockholder to that effect no later than fifteen (15) days after the selling Stockholder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Stockholder must deliver a Stockholder Notice to the selling Stockholder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the other Stockholders pursuant to Subsections 4.1(b) and 4.1(c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Subsection 4.1(c) (the “Stockholder Notice Period”), then the Company shall, immediately after the expiration of the Stockholder Notice Period, send written notice (the “Company Undersubscription Notice”) to those Stockholders who fully exercised their Secondary Refusal Right within the Stockholder Notice Period (the “Exercising Stockholders”). Each Exercising Stockholder shall, subject to the provisions of this Subsection 4.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Stockholder must deliver an Undersubscription Notice to the selling Stockholder and the Company within ten (10) days after the expiration of the Stockholder Notice Period. In the event there are two (2) or more such Exercising Stockholders that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 4.1(d) shall be allocated to such Exercising Stockholders pro rata based on the proportion that the Shares held by an Exercising Stockholder bears to the Shares held by all Exercising Stockholders who wish to purchase the remaining unsubscribed shares of Transfer Stock, provided that no Exercising Stockholders shall be obligated to purchase more than the number of shares initially subscribed for. If the options to purchase the remaining shares are exercised in full by the Exercising Stockholders, the Company shall immediately notify all of the Exercising Stockholders and the selling Stockholder of that fact.

(e) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or any Stockholder cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Stockholder may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Stockholders shall take place, and all payments from the Company and the Stockholders shall have been delivered to the selling Stockholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Stockholder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

4.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Stock subject to a Proposed Stockholder Transfer is not purchased pursuant to Subsection 4.1 above and thereafter is to be sold to a Prospective Transferee, each respective Stockholder may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Stockholder Transfer as set forth in Subsection 4.2(b) below and, subject to Subsection 4.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Stockholder who desires to exercise its Right of Co-Sale (each, a “Participating Stockholder”) must give the selling Stockholder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Stockholder shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Shares Includable. Each Participating Stockholder may include in the Proposed Stockholder Transfer all or any part of such Participating Stockholder’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Stockholder Transfer (excluding shares purchased by the Company or the Participating Stockholders pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Stockholder immediately before consummation of the Proposed Stockholder Transfer (including any shares that such Participating Stockholder has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Stockholders immediately prior to the consummation of the Proposed Stockholder Transfer (including any shares that all Participating Stockholders have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Stockholder.

(c) Purchase and Sale Agreement. The Participating Stockholders and the selling Stockholder agree that the terms and conditions of any Proposed Stockholder Transfer in accordance with this Subsection 4.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Stockholders and the selling Stockholder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 4.2.

(d) Allocation of Consideration.

(i) Subject to Subsection 4.2(d)(ii), the aggregate consideration payable to the Participating Stockholders and the selling Stockholder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Stockholder and the selling Stockholder as provided in Subsection 4.2(b), provided that if a Participating Stockholder wishes to sell preferred stock of the Company, if any, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the preferred stock into Common Stock.

(ii) In the event that the Proposed Stockholder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Stockholders and the selling Stockholder on a pro rata basis in accordance with their respective percentage ownership of the Capital Stock of the Company, on a fully diluted basis or as otherwise set forth in the Charter.

(e) Purchase by Selling Stockholder; Deliveries. Notwithstanding Subsection 4.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Stockholder or Stockholders or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Stockholders, no Stockholder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Stockholder purchases all securities subject to the Right of Co-Sale from such Participating Stockholder or Stockholders on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 4.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Stockholder to such Participating Stockholder or Stockholders shall be made in accordance with the first sentence of Subsection 4.2(d)(ii). In connection with such purchase by the selling Stockholder, such Participating Stockholder or Stockholders shall deliver to the selling Stockholder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Stockholder (or request that the Company effect such transfer in the name of the selling Stockholder). Any such shares transferred to the selling Stockholder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Stockholder shall concurrently therewith remit or direct payment to each such Participating Stockholder the portion of the aggregate consideration to which each such Participating Stockholder is entitled by reason of its participation in such sale as provided in this Subsection 4.2(e).

(f) Additional Compliance. If any Proposed Stockholder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Stockholders proposing the Proposed Stockholder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Subsection 4.2. The exercise or election not to exercise any right by any Stockholder hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Subsection 4.2.

4.3 Effect of Failure to Comply.

(g) Transfer Void; Equitable Relief. Any Proposed Stockholder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(h) Violation of First Refusal Right. If any Stockholder becomes obligated to sell any Transfer Stock to the Company or any other Stockholder under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such other Stockholder may, at its option, in addition to all other remedies it may have, send to such selling Stockholder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such other Stockholder (or request that the Company effect such transfer in the name of a Stockholder) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(i) Violation of Co-Sale Right. If any Stockholder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Stockholder who desires to exercise its Right of Co-Sale under Subsection 4.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Stockholder to purchase from such Participating Stockholder the type and number of shares of Capital Stock that such Participating Stockholder would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 4.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 4.2(d)(i) and the first sentence of Subsection 4.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Stockholder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Stockholder learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection 4.2. Such Stockholder shall also reimburse each Participating Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Stockholder’s rights under Subsection 4.2.

4.4 Exempt Transfers.

(j) Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 4.1 and 4.2 shall not apply (i) in the case of a Stockholder that is an entity, upon a transfer by such Stockholder to its stockholders, members, partners or other equity holders or to any Affiliates of such Stockholder, including, without limitation, any transfer relating to or in respect of the Spin Off (which Spin Off, for the avoidance of doubt, the parties hereto acknowledge and agree is an exempt transfer not subject to any of the provisions of Section 4), (ii) to a repurchase of Transfer Stock from a Stockholder by the Company, or (iii) in the case of a Stockholder that is a natural person, upon a transfer of Transfer Stock by such Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Stockholder or any such family members; provided that in the case of clause(s) (i), (iii) or (iv), the Stockholder shall deliver prior written notice to the Company and the other Stockholders of such pledge, gift, sale, assignment or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such permitted transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder (but only with respect to the securities so transferred to the transferee), including the obligations of a Holder with respect to Proposed Stockholder Transfers of such Transfer Stock pursuant to Section 4; and provided further in the case of any transfer pursuant to clause (i) or (iv) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

(k) Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 4.1 and 4.2 shall not apply to the sale of any Transfer Stock (i) to the public in an offering pursuant to an effective registration statement under the Securities Act; or (ii) pursuant to a Deemed Liquidation Event.

(l) Notwithstanding the foregoing, no Stockholder shall transfer any Capital Stock to (i) any entity which, in the determination of the Board, in good faith and upon advice of external counsel, directly or indirectly competes with the Company; or (ii) any customer, distributor or supplier of the Company, if the Board should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4.5 Rights to Future Stock Issuances.

(m) Subject to the terms and conditions of this Subsection 4.5(a) and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Stockholder that is an “accredited investor” (as defined in Rule 501(a) under the Securities Act). A Stockholder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate among (i) itself, and (ii) its Affiliates.

(n) The Company shall give notice (the “Offer Notice”) to each Stockholder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(o) By notification to the Company within twenty (20) days after the Offer Notice is given, each Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Stockholder (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder) bears to the total Common Stock of the Company then issued and outstanding (assuming full conversion and/or exercise, as applicable, of any Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Stockholder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Stockholder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Stockholders were entitled to subscribe but that were not subscribed for by the Stockholders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.5(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.5(d).

(p) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.5(c), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.5(c), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Stockholders in accordance with this Subsection 4.5.

(q) The right of first offer in this Subsection 4.5 shall not be applicable to (i) shares of Common Stock issued in the IPO, and (ii) any New Securities as to which the rights of the Stockholders under this Subsection 4.5 have been waived by the affirmative vote (including by written consent) of the Requisite Stockholders.

4.6 Other Stockholder Rights/Obligations.

(r) The Company shall permit each Stockholder, at such Stockholder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Stockholder; provided, however, that the Company shall not be obligated pursuant to this Subsection 4.6 to provide access to any information that the Board, upon advice of counsel, reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(s) The Company shall deliver to each Stockholder: (i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company (A) an audited balance sheet as of the end of such year, (B) audited statements of income and of cash flows for such year, and (C) an audited statement of stockholders’ equity as of the end of such year; (ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP); (iii) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments, and (B) not contain all notes thereto that may be required in accordance with GAAP); (iv) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board, promptly after prepared, any other budgets or revised budgets prepared by the Company; and (v) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Stockholder may from time to time reasonably request.; provided, however, that the Company shall not be obligated under this Subsection 4.6(b) to provide information (A) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Subsection 4.6(b) to the contrary, the Company may cease providing the information set forth in this Subsection 4.6(b) during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 4.6(b) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

(t) Each of the Premas Parties shall comply, and Akers shall comply and shall cause Cystron to comply with its obligations, covenants and agreements in the Contribution Agreement, including, without limitation: (i) the obligations, covenants and agreements set forth in Section 3 thereof in respect of any Royalty Payments (as defined therein), and (ii) the obligations, covenants and agreements set forth in Section 5 thereof, including, without limitation, in respect of the consummation of the Qualified Financing as soon as practicable, but no later than 3 months, following the effective date of the Contribution Agreement.

(u) Oramed shall comply with its obligations, covenants and agreements in the Oramed License Agreement, and its commitment to a Qualified Financing as soon as practicable, but no later than the time specified in the Oramed License Agreement.

(v) Confidentiality. Each Stockholder agrees that such Stockholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.6(e) by such Stockholder),(b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Capital Stock from such Stockholder, if such prospective purchaser agrees to be bound by the provisions of this Section 4.6(e), and provided that in no event shall such information be disclosed to a competitor of the Company, as determined by the Board; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Stockholder in the ordinary course of business, provided that such Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Without derogating from the foregoing it is clarified that the aforesaid shall not prevent any Stockholder from (A) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided, that, except as expressly permitted under the terms of this Section 4.6(d), such Stockholder does not and shall not, in any way whatsoever, disclose or otherwise make use of or reference to any proprietary or confidential information of the Company in connection with such activities; or (B) making any disclosures required by law, rule, regulation or court or other governmental order.

5. Spin Off. If requested by Akers, and if approved by the Board of the Company, the Company will cooperate with Akers in effecting the Spin Off, including, without limitation, by making such applications to the Nasdaq Stock Market or other national securities exchange for the listing of the Common Stock thereon and taking other commercially reasonable actions reasonably necessary or appropriate for the consummation of the Spin Off.

6. Matters Requiring Minority Stockholder Approval. For so long as any Stockholder holds at least 10% of the Company's issued and outstanding share capital, the Company hereby covenants and agrees with each of the Stockholders that the Company shall not, without approval of such Stockholder:

(a) change the principal business of the Company or exit the current line of business;

(b) sell, assign, license, pledge, or encumber all or substantially all of the intellectual property of the Company;

(c) liquidate, dissolve or wind-up the business and affairs of the Company or effect any Deemed Liquidation Event; or

(d)  otherwise enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business.

In addition, the Company shall not amend the initial Budget established pursuant to Section 6(b) of the Contribution Agreement without the prior written agreement of Akers during a period of six (6) months from the date of this Agreement.

7. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) a Going Public Event; (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Charter; (c) a Deemed Liquidation Event; and (d) termination of this Agreement in accordance with Subsection 8.8 below.

8. Miscellaneous.

8.1 Additional Parties. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Capital Stock after the date hereof, following which any Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding Capital Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such Person shall be deemed a Stockholder for all purposes under this Agreement. In addition, the Company may cause any other Person who acquired Capital Stock to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A.

8.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be bound by and subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. By execution and delivery of a counterpart signature page to this Agreement, each of the parties appoint the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 8.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 8.12.

8.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights of the Stockholders hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (a) by a Stockholder to any Affiliate, (b) by a Stockholder to any of its stockholders in connection with the Spin-Off, or (c) by a Stockholder to another Stockholder, it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (a) through (c), shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Stockholders of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee. Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company under this Agreement may not be assigned under any circumstances; provided, that the Company’s Right of First Refusal may be transferred or assigned with the approval of the Requisite Stockholders.

8.4 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

8.5 Counterparts; Delivery. This Agreement may be (a) executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (b) executed by electronic signature which shall be deemed an original signature. Any signatures, counterparts or otherwise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 8.7.

(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Stockholder’s name on the Schedule hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted Electronic Notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

8.8 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated (other than pursuant to Section 8) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) Requisite Stockholders, provided, however, that if, at such time, there are no more than 5 Stockholders then such instrument shall be executed by the Stockholders representing at least 90% of the voting power of the Common Stock, voting as a single class on an as converted basis. Notwithstanding the foregoing:

(a) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Stockholder without the written consent of such Stockholder unless such amendment, modification, termination or waiver applies to all Stockholders in the same fashion;

(b) Schedule A hereto may be amended by the Company from time to time to add Stockholders pursuant to Subsection 8.1 and information regarding additional Stockholders made parties hereto pursuant to Subsection 8.2 and permitted transferees and assignees of Stockholders without the consent of the other parties hereto; and

(c) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 8.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. No waivers of or exceptions to any item, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision and such invalid or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.11 Entire Agreement. This Agreement (including the Exhibits hereto) and the Charter constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof (including, without limitation, any Board designation or nomination rights) existing between the parties is expressly canceled.

8.12 Share Certificate Legend. To the extent any Shares are issued after the date hereof to a Stockholder, each certificate, instrument, or book entry representing any such Shares shall be notated by the Company with legends reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a stockholders Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that stockholders Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to a Stockholder to bear the legend required by this Subsection 8.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to bear the legend required by this Subsection 8.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.13 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 8.12.

8.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

8.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.16 Dispute Resolution The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Wilmington for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Wilmington, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.17 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees, including on appeal.

8.18 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

COMPANY:

ORAVAX MEdical, INC.

By:	/s/ Josh Silverman
Name:	Josh Silverman
Title:	Chief Executive Officer

STOCKHOLDERS:

AKERS BIOSCIENCES INC.		PREMAS BIOTECH PVT LTD.

By:	/s/ Christopher Schreiber	By:	/s/ Prabuddha Kundu
Name:	Christopher Schreiber	Name:	Prabuddha Kundu
Title:	Chief Executive Officer	Title:	Managing Director

cutter mill capital llc		run ridge llc

By:	/s/ Michael Vasinkevich	By:	/s/ Craig M. Schwabe
Name:	Michael Vasinkevich	Name:	Craig M. Schwabe
Title:	Authorized Signatory	Title:	Authorized Signatory

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

Signature Page to Stockholders Agreement

SCHEDULE A

STOCKHOLDERS

Name and Address	Number of Shares Held

Oramed Pharmaceuticals, Inc. 1185 AVENUE OF THE AMERICAS, 3RD FLOOR, NEW YORK, NY, 10036	1,890,000

Akers Biosciences Inc. 1185 AVENUE OF THE AMERICAS, 3RD FLOOR, NEW YORK, NY, 10036	390,000

Run Ridge LLC 430 Park Avenue, 3rd Floor NewYork, NY 10022	18,000

Premas Biotech PVT Ltd. prabuddha.kundu@premasbiotech.com	360,000

Cutter Mill Capital LLC 430 Park Avenue, 3rd Floor NewYork, NY 10022	342,000

Schedule A

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Stockholders Agreement dated as of March 18, 2021 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants, units or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐	As a transferee of Shares from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

☐	As a new Stockholder in accordance with Subsection 8.1 of the Agreement, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the [Stock][Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	ORAVAX MEDICAL INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

Exhibit A